                              INSTRON CORPORATION
                               100 ROYALL STREET
                          CANTON, MASSACHUSETTS 02021

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 3, 1999

     Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Instron Corporation, a Massachusetts corporation ("Instron"), will be held on Friday, September 3, 1999 at 10:00 a.m., local time, at the Hilton Dedham Place, 25 Allied Drive, Dedham, Massachusetts 02026, for the following purposes:

          (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of May 6, 1999 (the "Merger Agreement"), as amended by Amendment No. 1 to the Merger Agreement dated as of August 5, 1999 (the "Amendment"), pursuant to which ISN Acquisition Corporation ("MergerCo"), a corporation newly formed by Kirtland Capital Partners III L.P., will be merged (the "Merger") with and into Instron with Instron being the surviving corporation (the "Surviving Corporation"). In the Merger, each outstanding share of common stock, par value $1.00 per share, of Instron (the "Instron Common Stock") issued and outstanding at the effective time of the Merger, other than shares held by Instron, its subsidiaries, MergerCo, or dissenting stockholders, will be canceled and converted automatically into the right to receive $22.00 in cash, without interest. A copy of the Merger Agreement and the Amendment is attached as Appendix A and Appendix B, respectively, to the accompanying supplemental proxy materials.

          (2) If a motion to adjourn the Special Meeting is properly brought, to vote upon the adjournment of the Special Meeting.

          (3) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Instron's Board of Directors (the "Instron Board") had fixed the close of business on July 12, 1999, as the record date for determining the stockholders having the right to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. July 12, 1999 shall remain the record date for purposes of the rescheduled Special Meeting. A new form of proxy, a letter to stockholders and the appendices attached thereto containing more detailed information regarding the Amendment accompany and form a part of this notice, and should be read in conjunction with the Proxy Statement mailed to stockholders on July 23, 1999.

     Approval of the Merger Agreement, as amended, requires the affirmative vote of the holders of two-thirds of the outstanding shares of Instron Common Stock entitled to vote at the Special Meeting.

     THE INSTRON BOARD HAS APPROVED THE MERGER AGREEMENT, AS AMENDED, AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT, AS AMENDED.

     In accordance with Section 87, Chapter 156B of the Massachusetts General Laws, you are advised as follows with respect to the proposal to approve the Merger Agreement, as amended: if the Merger Agreement, as amended, is approved by the Instron stockholders at the Special Meeting and effected by Instron, then any Instron stockholder (i) who files with Instron, before the taking of the vote on the approval of the Merger Agreement, as amended, written objection to the Merger Agreement, as amended, stating that he or she intends to demand payment for his or her shares if the Merger Agreement, as amended, is approved by the Instron stockholders at the Special Meeting and (ii) whose shares are not voted in favor of the Merger Agreement, as amended, has or may have the right to demand in writing from Instron as the Surviving Corporation of the Merger, within 20 days after the date of mailing to him or her of notice in writing that such approval has become effective, payment for his or her shares and an appraisal of the value thereof. Instron and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 85 to 98, inclusive, of Chapter 156B of the Massachusetts General Laws. See "Appraisal Rights" in the Proxy Statement mailed to stockholders on July 23, 1999 and the full text of Sections 85 to 98 of Chapter 156B of the Massachusetts General Laws, which is attached as Appendix C to such Proxy Statement and is described therein.

                                          By order of the Instron Board,
                                          /s/ Jill E. Peebles
                                          Jill E. Peebles, Clerk

Canton, Massachusetts
August 6, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

     THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.